Exhibit 99.1

INVESTOR RELATIONS: John Merriwether, 866-248-3872 InvestorRelations@amctheatres.com MEDIA CONTACTS: Ryan Noonan, (913) 213-2183 rnoonan@amctheatres.com

FOR IMMEDIATE RELEASE

AMC Entertainment Holdings, Inc. Announces

Elimination of $40 Million of Debt

•	$40 million cancellation of Senior Secured Exchangeable Notes due 2030 is a component of the collaborative agreement with creditors announced in July 2025

•	No incremental AMC common shares issued and no cash utilized for the $40 million debt elimination

•	This brings the total reduction in exchangeable debt associated with the July 2025 agreement to $183 million

LEAWOOD, KANSAS - (October 1, 2025) -- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC” or “the Company”) today announced that as part of the comprehensive refinancing transactions completed earlier this year, AMC reduced the principal amount of its Senior Secured Exchangeable Notes due 2030 by an additional $39.9 million with no additional AMC common shares issued or cash used. This additional $39.9 million debt reduction represents the maximum post-closing adjustment under the July 2025 transaction.

Adam Aron, Chairman and CEO of AMC, commented, “This debt reduction of nearly $40 million, on top of the $143 million of debt equitized earlier this year, highlights our success to date in strengthening the balance sheet to position AMC to prosper as the box office continues along its recovery trajectory. The ability to eliminate additional debt, based on AMC’s share price, was built into our consensual agreement with creditors in July and as a result no additional cash or additional shares were issued.”

Aron concluded, “Today’s announcement reinforces our commitment to an increasingly stronger, smarter, and more resilient AMC. But we are not yet done. We will continue to relentlessly take steps to enhance our balance sheet so that we are increasingly well positioned as the box office recovery continues. With 2025 well on pace to be the strongest box office in five years and an even stronger film slate scheduled for 2026, we have an extraordinary backdrop for AMC’s ongoing recovery.”

About AMC Entertainment Holdings, Inc.

AMC is the largest movie exhibition company in the United States, the largest in Europe and the largest throughout the world with approximately 860 theatres and 9,700 screens across the globe. AMC has propelled innovation in the exhibition industry by: deploying its signature power-recliner seats; delivering enhanced food and beverage choices; generating greater guest engagement through its loyalty and subscription programs, website, and mobile apps; offering premium large format experiences and playing a wide variety of content including the latest Hollywood releases and independent programming. For more information, visit www.amctheatres.com/.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “forecast,” “estimate,” “project,” “intend,” “plan,” “expect,” “should,” “believe” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the Company’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions and speak only as of the date on which they are made. Examples of forward-looking statements include statements the Company makes regarding the effectiveness of the refinancing transactions completed in the third quarter of 2025 and the ability to further equitize existing debt, which will require stockholder authorization of additional Class A common stock, the Company’s financial runway and the continued box office recovery as well as the future box office outlook. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing the Company, see the section entitled “Risk Factors” and elsewhere in our most recent annual report on Form 10-K and quarterly report on Form 10-Q, as well as our other filings with the SEC, copies of which may be obtained by visiting our Investor Relations website at investor.amctheatres.com or the SEC’s website at www.sec.gov.

The Company does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

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